Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Integrity Financial Corporation and Subsidiaries

Hickory, North Carolina

We have audited the accompanying consolidated balance sheets of Integrity Financial Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrity Financial Corporation and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Integrity Financial Corporation’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our report dated March 31, 2006 expressed an unqualified opinion on management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2005. Our report dated March 31, 2006 also expressed our opinion that, because of a material internal control weaknesses, the Company has not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

March 31, 2006

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
Assets
Cash and due from banks	$7,070,601	$10,592,677
Interest-earning deposits in banks	11,695,565	8,744,304
Investment securities available for sale	84,735,707	86,852,913
Investment securities held to maturity (fair value of $3,970,165 and $4,272,984 at 2005 and 2004, respectively)	3,849,571	4,091,077
Loans	503,107,667	500,680,897
Less allowance for loan losses	(8,586,844)	(10,416,195)

Net loans	494,520,823	490,264,702
Factored accounts receivable	2,292,889	2,875,583
Stock in the Federal Home Loan Bank, at cost	2,542,000	3,372,100
Foreclosed real estate	660,295	1,999,839
Bank premises and equipment	18,979,576	20,160,839
Bank owned life insurance	9,935,534	9,600,060
Goodwill	17,237,789	17,237,789
Other intangible assets	1,838,367	2,157,545
Other assets	6,756,561	6,132,396

Total assets	$662,115,278	$664,081,824

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand	$47,368,324	$45,819,222
Money market and NOW accounts	198,816,047	179,176,171
Savings	10,748,411	12,352,454
Time, $100,000 and over	140,310,789	150,724,061
Other time	153,452,484	150,157,448

Total deposits	550,696,055	538,229,356
Short-term borrowings	15,473,830	32,451,860
Long-term debt	25,873,060	28,897,315
Accrued expenses and other liabilities	2,591,860	1,750,017

Total liabilities	594,634,805	601,328,548

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1 par value, 9,000,000 shares authorized; 5,291,256 and 4,663,643 shares issued and outstanding in 2005 and 2004, respectively	5,291,256	4,663,643
Additional paid-in-capital	57,797,679	56,045,249
Retained earnings	5,438,154	2,034,003
Accumulated other comprehensive income (loss)	(1,046,616)	10,381

Total stockholders’ equity	67,480,473	62,753,276

Total liabilities and stockholders’ equity	$662,115,278	$664,081,824

The accompanying notes are an integral part of the consolidated financial statements

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Interest and dividend income
Loans, including fees	$34,935,720	$29,259,385	$26,658,703
Taxable investment securities	2,891,535	2,897,116	2,299,389
Tax-exempt investment securities	559,346	572,113	565,974
Other interest and dividends	531,460	188,107	192,459

Total interest and dividend income	38,918,061	32,916,721	29,716,525

Interest expense
Time deposits, $100,000 and over	4,473,434	3,213,517	3,321,303
Other deposits	8,568,257	6,289,213	6,439,197
Short-term borrowings	764,154	706,925	295,064
Long-term debt	2,166,558	2,078,457	1,728,388

Total interest expense	15,972,403	12,288,112	11,783,952

Net interest income	22,945,658	20,628,609	17,932,573
Provision for loan losses	1,379,000	6,458,000	1,110,000

Net interest income after provision for loan losses	21,566,658	14,170,609	16,822,573

Non-interest income
Service charges on deposit accounts	2,721,875	2,491,652	2,666,899
Factoring operations	396,095	447,444	521,761
Mortgage operations	697,551	1,040,120	1,801,024
Income on investment in bank-owned life insurance	335,474	396,668	309,721
Brokerage commissions	481,201	721,801	419,031
Gain (loss) on sale of investment securities	(33,189)	139,695	76,519
Other	222,994	37,435	295,785

Total non-interest income	4,822,001	5,274,815	6,090,740

Non-interest expenses
Compensation and employee benefits	9,429,760	8,935,398	8,291,746
Occupancy and equipment	3,048,500	3,005,629	2,228,583
Professional fees	1,070,422	891,615	415,729
Printing and supplies	364,246	392,700	481,813
Advertising and business promotion	246,710	430,127	337,997
Data processing	—	—	803,322
Telephone	686,165	772,307	563,606
Foreclosed real estate	1,371,163	51,837	60,822
Other	3,106,555	3,283,080	2,692,910

Total non-interest expenses	19,323,521	17,762,393	15,876,528

Income before income taxes	7,065,138	1,683,031	7,036,785
Income taxes	2,362,224	169,479	2,322,907

Net income	$4,702,914	$1,513,552	$4,713,878

Net income per common share
Basic	$0.90	$0.30	$0.94

Diluted	$0.88	$0.29	$0.91

The accompanying notes are an integral part of the consolidated financial statements

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2005, 2004 and 2003

	Common stock		Additional paid-in capital	Retained earnings	Accumulated other Retained income (loss)	Total Stockholder’s Equity
	Shares	Amount
Balance at December 31, 2002	4,195,104	$4,195,104	$49,898,738	$4,906,988	$1,230,985	$60,231,815
Comprehensive income:
Net income	—	—	—	4,713,878	—	4,713,878
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	(534,378)	(534,378)

Total comprehensive income	—	—	—	—	—	4,179,500

Purchase of outstanding stock	(86,417)	(86,417)	(1,412,632)	—	—	(1,499,049)

Common stock issued pursuant to:
Stock options exercised	50,165	50,165	474,087	—	—	524,252
Current income tax benefit	—	—	50,416	—	—	50,416
Stock dividend 10%	413,914	413,914	7,264,191	(7,678,105)	—	—
Cash paid for fractional shares	474	474	—	(13,163)	—	(12,689)
Cash dividends ($.16 per share)	—	—	—	(661,945)	—	(661,945)

Balance at December 31, 2003	4,573,240	4,573,240	56,274,800	1,267,653	696,607	62,812,300
Comprehensive income:
Net income	—	—	—	1,513,552	—	1,513,552
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	(686,226)	(686,226)

Total comprehensive income	—	—	—	—	—	827,326

Purchase of outstanding common stock	(67,600)	(67,600)	(1,133,571)	—	—	(1,201,171)
Stock options exercised	158,003	158,003	904,020	—	—	1,062,023
Cash dividends ($.16 per share)	—	—	—	(747,202)	—	(747,202)

Balance at December 31, 2004	4,663,643	4,663,643	56,045,249	2,034,003	10,381	62,753,276
Comprehensive income:
Net income	—	—	—	4,702,914	—	4,702,914
Unrealized holding losses on available-for-sale securities, net	—	—	—	—	(1,056,997)	(1,056,997)

Total comprehensive income	—	—	—	—	—	3,645,917

Stock options exercised (prior to 11-for-10 stock split)	98,562	98,562	812,709	—	—	911,271
11-for-10 stock split effected in the form of a 10% stock dividend	475,323	475,323	—	(475,323)	—	—
Fractional shares	(212)	(212)	—	(21,980)	—	(22,192)
Stock options exercised (after 11-for-10 stock split)	53,940	53,940	453,246	—	—	507,186
Tax benefit of from exercise of stock options	—	—	486,475	—	—	486,475
Cash dividends ($.15 per share)	—	—	—	(801,460)	—	(801,460)

Balance, December 31, 2005	5,291,256	$5,291,256	$57,797,679	$5,438,154	$(1,046,616)	$67,480,473

The accompanying notes are an integral part of the consolidated financial statements

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities
Net income	$4,702,914	$1,513,552	$4,713,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion, net	1,627,037	1,903,279	2,341,551
Amortization of intangibles	319,178	319,177	319,179
Deferred income taxes	67,137	(1,694,234)	277,146
Provision for loan losses	1,379,000	6,458,000	1,110,000
Provision for losses on foreclosed assets	900,000	—	17,292
Deferred compensation	71,518	65,791	70,673
Increase in cash surrender value of life insurance	(335,474)	(396,668)	(309,721)
Net losses (gains) on sales of investment securities	33,189	(139,695)	(76,519)
Net gains on sales of loans	(2,098)	(45,908)	—
Proceeds from sales of loans	95,801	1,634,429	—
Net losses on sales of fixed assets	140,650	—	—
Net losses on sales of other real estate owned	46,739	258,519	20,881
Change in assets and liabilities:
(Increase) decrease in other assets	568,966	558,943	(278,326)
Increase (decrease) in other liabilities	770,325	1,289,665	(1,280,461)

Net cash provided by operating activities	10,284,883	11,724,850	6,925,573

Cash flows from investing activities
Purchase of investment securities available for sale	(22,346,454)	(46,401,617)	(62,736,697)
Purchase of securities held to maturity	—	—	(200,000)
Redemption (purchases) of Federal Home Loan Bank stock	830,100	(1,116,300)	176,000
Proceeds from sales, maturities and calls of investment securities	22,683,032	50,926,382	40,021,684
Net increase in loans	(6,615,079)	(44,118,226)	(50,523,798)
Net decrease in factored accounts receivable	582,694	338,890	480,095
Purchases of premises and equipment	(331,942)	(2,592,937)	(5,404,552)
Proceeds from sales of fixed assets	154,857	—	—
Proceeds from sales of foreclosed real estate	1,127,875	1,428,215	1,187,776
Purchase of bank owned life insurance	—	(47,831)	(4,309,721)

Net cash used in investing activities	(3,914,917)	(41,583,424)	(81,309,213)

Cash flows from financing activities
Net increase in noninterest-bearing deposits	1,549,102	7,009,956	4,555,980
Net increase in interest-bearing deposits	10,917,597	33,259,529	52,871,719
Net decrease in securities sold under agreements to repurchase	1,021,970	(993,398)	(1,729)
Net increase (decrease) in federal funds purchased	(1,000,000)	(10,500,000)	11,500,000
Net increase (decrease) in FHLB advances	(20,024,255)	4,977,700	5,979,252
Cash paid for dividends	(801,460)	(747,202)	(661,945)
Cash paid for fractional shares	(22,192)	—	(12,689)
Purchase of outstanding common stock	—	(1,201,171)	(1,499,049)
Proceeds from issuance of common stock	1,418,457	1,062,023	524,252

Net cash provided (used) by financing activities	(6,940,781)	32,867,437	73,255,791

Net increase (decrease) in cash and cash equivalents	(570,815)	3,008,863	(1,127,849)
Cash and cash equivalents, beginning of year	19,336,981	16,328,118	17,455,967

Cash and cash equivalents, end of year	$18,766,166	$19,336,981	$16,328,118

The accompanying notes are an integral part of the consolidated financial statements

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE A - ORGANIZATION AND OPERATIONS

On June 30, 1999, Integrity Financial Corporation, (formerly United Community Bancorp), (the “Company”) was formed as a bank holding company. On October 16, 2001, the Company elected to become a financial services holding company, but reverted back to bank holding company status on April 10, 2005. The Company is headquartered in Hickory, North Carolina. The Company, through mergers and acquisitions, now owns two state chartered banks and four wholly owned subsidiaries offering a full range of banking and investment activities.

Catawba Valley Bank was incorporated on October 3, 1995 and began banking operations on November 1, 1995. On December 31, 2002, the Company acquired Community Bancshares, Inc. located in Wilkesboro, North Carolina, the holding company for Northwestern National Bank. While Northwestern was merged into Catawba Valley Bank, those branches are doing business as “Northwestern Bank, A Division of Catawba Valley Bank”. Catawba Valley Bank currently operates four locations in Catawba County, three locations in Wilkes County, two locations in Iredell County and one location each in Alexander, Ashe and Watauga Counties. Catawba Valley Bank is engaged in commercial and retail banking operating under the banking laws of North Carolina and the rules and regulations of the FDIC and the North Carolina Commissioner of Banks.

On December 31, 2001, First Gaston Bank of North Carolina became a wholly owned subsidiary of Integrity Financial Corporation. First Gaston Bank was incorporated on March 16, 1995 and began banking operations on July 11, 1995. First Gaston Bank currently serves Gaston County, North Carolina, and surrounding areas through its five banking offices and is engaged in commercial and retail banking, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks.

Integrity Securities, Inc. (formerly Valley Financial Services, Inc.) is a wholly owned subsidiary of Integrity Financial Corporation whose principal business activity is that of an agent for various insurance products and non-bank investment products and services. In August of 2003, Integrity Securities opened a full service brokerage office in Hickory, North Carolina.

Community Mortgage is a wholly owned subsidiary of Integrity Financial Corporation, resulting from the aforementioned acquisition of Community Bancshares, Inc. At this time, Community Mortgage is an inactive subsidiary.

The Company formed Catawba Valley Capital Trust I (“Trust I”) and Catawba Valley Capital Trust II (“Trust II”) during 2002 in order to facilitate the issuance of trust preferred securities. The Trusts are statutory business trusts formed under the laws of the state of Delaware, of which all common securities are owned by the Company. Adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities, resulted in the deconsolidation of the trust preferred subsidiaries, Trust I and Trust II. Since deconsolidation, the junior subordinated debentures issued by the Company to the trusts have been included in long-term debt and the Company’s equity interests in the trusts have been included in other assets. The deconsolidation of the trusts did not impact net income of stockholders’ equity.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE A - ORGANIZATION AND OPERATIONS (Continued)

The trust preferred securities presently qualify as Tier 1 regulatory capital and are reported in Federal Reserve regulatory reports as a minority interest in a consolidated subsidiary. The junior subordinated debentures do not qualify as Tier 1 regulatory capital. On March 1, 2005, the Board of Governors of the Federal Reserve issued the final rule that would retain the inclusion of trust preferred securities in Tier 1 capital of bank holding companies, but with stricter quantitative limits and clearer qualitative standards. Under the new rule, after a three-year transition period, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25 percent of Tier 1 capital elements, net of goodwill less any associated deferred tax liability. The amount of trust preferred securities and certain other elements in excess of the limit could be included in Tier 2 capital, subject to restrictions. The Company believes that it would still exceed the regulatory required minimums for capital adequacy purposes.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Integrity Financial Corporation, Catawba Valley Bank, First Gaston Bank, Integrity Securities, Inc., and Community Mortgage Corporation, collectively referred to as the “Company.” All significant intercompany transactions and balances are eliminated in consolidation. See Note S regarding merger of Catawba Valley Bank and First Gaston Bank subsequent to December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks, federal funds sold and interest-earning deposits in banks.

Federal regulations require institutions to set aside specified amounts of cash as reserves against transaction and time deposits. As of December 31, 2005, the daily average gross reserve requirement was $2,463,000.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities

Investment securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Available-for-sale securities are reported at fair value and consist of bonds and notes not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination and other fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the straight line method.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management’s best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses.

This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Therefore, while management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Company to recognize adjustments to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

Impaired Loans

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Foreclosed Real Estate

Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expense.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The estimated lives for buildings are 40 years and the estimated lives for equipment and fixtures range from 3 to 20 years. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

Factored Accounts Receivable

The Factored Accounts Receivable Program is used by the Company to provide commercial customers with operating cash. The Company will pay between 80 and 90 percent of an invoice in cash to the customer for invoices that the customer has billed out. The customer submits the invoices to a third party processor. The Company is notified of the amount of the invoice and a receivable will be set up for the percentage of cash paid out. The remainder of the invoice will be split between the customer’s operating account, a reserve account and the Company’s fees charged for this program. These fees are recognized on the consolidated statements of operations in the line item “Factoring operations.” The payment of the invoice will come directly to the Company and will be applied to the receivable balance. Once a month, the Company will transfer money from the reserve account to the customer’s operating account. If an invoice becomes 120 day past due, the reserve account is charged for the invoice and the receivable amount is reduced.

Goodwill

Goodwill arose from the 2002 purchase of a banking branch in Dallas, North Carolina and the acquisition in 2001 of Community Bancshares, Inc. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill acquired is not amortized but is subject to an annual impairment test.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Intangible Assets

Subject to the provisions of SFAS No. 142, other intangible assets, which consist entirely of deposit base premiums acquired through branch and business acquisitions, are amortized over the approximate estimated lives of the related acquired deposit relationships. In accordance with the Company’s estimate of the approximate lives of the acquired deposit relationships, a 9 year straight-line amortization schedule has been established for the other intangible assets related to the branch and financial institution acquisitions. The Company will continue to evaluate amortization periods and such amortization periods could be revised downwards (but not upwards) in the future if circumstances warrant. The initial deposit premiums associated with the purchase of the branch and financial institution totaled $2,799,112. Amortization of these other intangible assets amounted to $319,178, $319,177 and $319,179 for the years ended December 31, 2005, 2004 and 2003, respectively. The estimated amortization expense for these deposit premium intangible assets is expected to be $306,393 for each year in the five year period ending December 31, 2010. The Company had no other intangible assets at December 31, 2005.

Stock in Federal Home Loan Bank of Atlanta

As a requirement for membership, the Company’s subsidiary banks invest in stock of the Federal Home Loan Bank of Atlanta. This investment is carried at cost. Due to the redemption provisions of the FHLB, the Company estimated that fair value equals cost and that this investment was not impaired at December 31, 2005.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Stock Compensation Plans

SFAS No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans have no intrinsic value at the grant date and, under APB Opinion No. 25, no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in APB Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation Plans (Continued)

	2005	2004	2003
Net income as reported	$4,702,914	$1,513,552	$4,713,878
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(45,515)	(47,027)	(44,186)

Net income pro forma	$4,657,399	$1,466,525	$4,669,692

Basic net income per common share
As reported	$0.90	$0.30	$0.94
Pro forma	0.89	0.29	0.93
Diluted net income per common share
As reported	$0.88	$0.29	$0.91
Pro forma	0.87	0.28	0.90

Per Share Data

Basic and diluted net income per common share is computed based on the weighted average number of shares outstanding during each period after retroactively adjusting for the eleven-for-ten stock split issued in the form of a 10% stock dividend in 2005. Diluted net income per common share reflects the potential dilution that could occur if outstanding stock options were exercised.

Basic and diluted net income per common share have been computed based upon net income as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	2005	2004	2003
Weighted average number of common shares used in computing basic net income per common share	5,215,277	5,085,486	5,012,637
Effect of dilutive stock options	158,116	213,759	147,534

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per common share	5,373,393	5,299,245	5,160,171

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Per Share Data (Continued)

For the year ended December 31, 2004, there were 11,997 options that were antidilutive. For years ended December 31, 2005 and 2003, there were no options that were antidilutive, since the exercise price was less than the average market price for the year.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The Company’s only component of other comprehensive income relates to unrealized gains and losses on securities available for sale.

The components of other comprehensive income and related tax effects are as follows:

	2005	2004	2003
Unrealized holding gains (losses) on available-for-sale securities	$(1,762,709)	$(909,495)	$(741,743)
Tax effect	683,973	314,637	256,337

	(1,078,736)	(594,858)	(485,406)

Reclassification adjustment for (gains) losses realized in income	33,189	(139,695)	(76,519)
Tax effect	(11,450)	48,327	27,547

	21,739	(91,368)	(48,972)

Net of tax amount	$1,056,997	$(686,226)	$(534,378)

New Accounting Standards

In November 2003, the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-01”). EITF 03-01 provided guidance for evaluating whether an investment is other-than-temporarily impaired and requires certain disclosures with respect to these investments. In September 2004, the FASB issued a FASB Staff Position (“FSP EITF 03-1-b”) to delay the requirement to record impairment losses. The guidance also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requirements for disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, which addresses the determination as to when an investment is considered impaired. This FSP nullifies certain requirements of EITF 03-01 and supersedes EITF Topic No. D-44, Recognition of Other-Than-Temporary Impairment Upon the Planned Sale of a Security Whose Cost Exceeds Fair Value. This FSP is to be applied to reporting periods beginning after December 15. 2005. The Company is in process of evaluating the impact of this FSP.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards (Continued)

In December 2004, the FASB issued SFAS No. 123(r), Share-Based Payments, which is a revision of SFAS No. 123 Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. SFAS No. 123(r) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees over the period during which an employee is required to provide service in exchange for the award, which will often be the shorter of the vesting period or the period the employee will be retirement eligible. SFAS No. 123(r) sets accounting requirements for “share-based” compensation to employees, including employee-stock purchase plans (“ESPPs”). Awards to most nonemployee directors will be accounted for as employee awards. This Statement was to be effective for public companies that do not file as small business issuers as of the beginning of interim or annual reporting periods beginning after June 15, 2005. In April 2005, the Securities and Exchange Commission (“SEC”) issued Release No. 2005-57, which defers the effective date of SFAS No. 123(r) for many registrants. Registrants that do not file as small business users must adopt SFAS No. 123(r) as of the beginning of their first annual period beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 123(r) on January 1, 2006. If the Company had included the cost of employee stock option compensation in its consolidated financial statements, net income for the fiscal years ended December 31, 2005, 2004 and 2003 would have decreased by approximately $45,515, $47,027 and $44,186, respectively. The adoption of SFAS No. 123(r) is expected not to have a material effect on the Company’s consolidated financial statements.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”), which contains guidance on applying the requirements in SFAS No. 123(r). SAB 107 provides guidance on valuation techniques, development of assumptions used in valuing employee share options and related MD&A disclosures. SAB 107 is effective for the period in which SFAS No. 123(r) is adopted. The Company will adopt SAB 107 on January 1, 2006, and is currently evaluating the effect on its consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3 Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in an accounting principle. SFAS No. 154 requires retrospective application for voluntary changes in an accounting principle unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will adopt SFAS No. 154 on January 1, 2006 with no expected material effect on its consolidated financial statements.

From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of the Company and monitors the status of changes to and proposed effective dates of exposure drafts.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires management to report selected financial and descriptive information about reportable operating segments. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Generally, disclosures are required for segments internally identified to evaluate performance and resource allocation. In all material respects, the Company’s operations are entirely within the commercial banking segment, and the consolidated financial statements presented herein reflect the results of that segment. Also, the Company has no foreign operations or customers.

Reclassifications

Certain amounts in the 2004 and 2003 financial statements have been reclassified to conform to the 2005 presentation. The reclassifications had no effect on net income or stockholders’ equity as previously reported.

NOTE C - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities available for sale at December 31 are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
2005
Available for Sale
U.S. Government agencies	$44,431,291	$9,224	$1,095,953	$43,344,562
Municipal agencies	9,891,846	302,312	56,400	10,137,758
Mortgage-backed securities	31,222,717	32,903	853,725	30,401,895
Other	902,492	—	51,000	851,492

	$86,448,346	$344,439	$2,057,078	$84,735,707

Held to Maturity
U.S. Government agencies	$592,219	$—	$3,072	$589,147
Municipal agencies	2,757,352	129,105	5,439	2,881,018
Other	500,000	—	—	500,000

	$3,849,571	$129,105	$8,511	$3,970,165

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE C - INVESTMENT SECURITIES (Continued)

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
2004
Available for Sale
U.S. Government agencies	$38,412,078	$17,690	$527,922	$37,901,846
Municipal agencies	11,166,010	613,946	9,941	11,770,015
Mortgage-backed securities	36,418,154	213,971	223,975	36,408,150
Other	839,791	11	66,900	772,902

	$86,836,033	$845,618	$828,738	$86,852,913

Held to Maturity
Municipal agencies	$2,757,826	$173,866	$1,219	$2,930,473
Other	1,333,251	9,260	—	1,342,511

	$4,091,077	$183,126	$1,219	$4,272,984

At December 31, 2005 and 2004, investment securities with a fair market value of $17,721,556 and $19,321,561, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. At December 31, 2005 and 2004, the carrying amount of securities pledged to secure repurchase agreements and Federal Home Loan Bank advances combined was $10,524,564 and $7,900,841 respectively.

The amortized cost and fair value of investment securities available for sale at December 31, 2005 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for sale
	Amortized cost	Fair value
Available for Sale
Due in one year or less	$9,127,784	$9,024,340
Due after one year through five years	26,649,944	26,154,721
Due after five years through ten years	16,762,438	16,468,186
Due after ten years	2,685,463	2,686,564
Mortgage-backed securities	31,222,717	30,401,896

	$86,448,346	$84,735,707

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE C - INVESTMENT SECURITIES (Continued)

	Held to Maturity
	Amortized cost	Fair value
Held to Maturity
Due in one year or less	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	2,180,732	2,233,917
Due after ten years	1,668,839	1,736,248
Mortgage-backed securities	—	—

	$3,849,571	$3,970,165

The amortized cost and fair value of mortgage-backed securities by contractual maturities are not reported because the actual maturities may be, and often are, significantly different from contractual maturities.

For the years ended December 31, 2005 and 2004, proceeds from sales of investment securities available for sale amounted to $9,838,873 and $28,430,414, respectively. Gross realized gains in 2005 and 2004 from these sales amounted to $72,657 and $272,321, respectively. Gross realized losses in 2005, 2004 and 2003 from these sales amounted to $105,846, $132,636 and $3,852 respectively.

The following tables show investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005 and 2004. The unrealized losses relate primarily to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations, none of the securities are deemed to be other than temporarily impaired.

	2005
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
U.S. government agencies	$12,159,714	$133,895	$29,473,285	$965,132	$41,632,999	$1,099,027
Mortgage-backed securities	14,288,535	339,713	13,833,466	514,010	28,122,001	853,723
Other	1,886,601	30,264	1,414,500	82,575	3,301,101	112,839

Total temporarily impaired securities	$28,334,850	$503,872	$44,721,251	$1,561,717	$73,056,101	$2,065,589

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE C - INVESTMENT SECURITIES (Continued)

	2004
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
U.S. government agencies	$24,453,613	$373,400	$9,042,998	$154,522	$33,496,611	$527,922
Mortgage-backed securities	12,407,851	111,550	6,903,714	112,425	19,311,565	223,975
Other	1,198,822	11,160	233,100	66,900	1,431,922	78,060

Total temporarily impaired securities	$38,060,286	$496,110	$16,179,812	$333,847	$54,240,098	$829,957

The aggregate cost of the Company’s cost method investments included in investment securities totaled $1,402,494 at December 31, 2005. Investments with an aggregate cost of $812,806 were not evaluated for impairment because (a) the Company did not estimate the fair value of those investments in accordance with paragraphs 14 and 15 of Statement 107 and (b) the Company did not identify any events or changes in circumstances that may have had a significant adverse effect on the fair value of those investments. Of the remaining cost method investments, which consists of Bankers Bank stock and FHLMC Preferred Stock, the Company estimated that the fair value equaled or exceeded the cost of these investments (that is, the investments were not impaired).

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES

Loans at December 31 are summarized as follows:

	2005	2004
Commercial	$186,614,271	$182,923,354
Mortgage loans on real estate:
Construction and land development	79,899,456	67,153,811
Residential, 1-4 families	67,369,822	78,977,078
Residential, 5 or more families	19,000,388	14,905,045
Residential, home equity	43,996,307	46,886,273
Farmland	3,016,899	2,175,508
Nonfarm, nonresidential	71,956,930	75,005,184
Consumer installment and other loans	31,465,512	32,965,504

	503,319,585	500,991,757
Less:
Allowance for loan losses	8,586,844	10,416,195
Net deferred loan fees	211,918	310,860

Loans, net	$494,520,823	$490,264,702

The Company has granted loans to certain directors and executive officers of the Company and to their associates. During 2005, $14,705,422 in new loans were made, repayments of $10,328,259 were collected resulting in a balance of $14,221,390 at December 31, 2005. At December 31, 2004, the balance of such loans was $9,844,226..

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE D - LOANS AND ALLOWANCES FOR LOAN LOSSES (Continued)

A summary of the activity in the allowance for loan losses for each of the years in the three year period ended December 31, 2005 is as follows:

	2005	2004	2003
Balance, beginning of the year	$10,416,195	$6,170,666	$5,721,452
Provision for loan losses	1,379,000	6,458,000	1,110,000
Loans charged off	(4,459,292)	(2,558,660)	(781,726)
Recoveries of loans charged off	1,250,941	346,189	120,940

Balance, end of year	$8,586,844	$10,416,195	$6,170,666

The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

	2005	2004
Loans contractually past due 90 days or more and/or on nonaccrual status:
Nonaccrual loans	$12,715,067	$3,278,867
Past due loans 90 days or more and still accruing	812,235	954,375

	$13,527,302	$4,233,242

During the years ended December 31, 2005, 2004 and 2003, interest income of $392,325, $205,266 and $146,037, respectively, was not recorded related to loans accounted for on a nonaccrual basis.

At December 31, 2005 and 2004, the recorded investment in loans that were evaluated for impairment amounted to $45,384,905 and $47,479,317, respectively. Those loans considered to be impaired consisted of restructured and non-accrual loans and all other loans evaluated for impairment for which some degree of impairment was identified. Impaired loans totaled $17,766,738 and $18,071,564 at December 31, 2005 and 2004. The related allowance for loan losses on these loans was $3,951,748 and $5,762,739 at December 31, 2005 and 2004, respectively. The average recorded investment in impaired loans during the years ended December 31, 2005 and 2004 was $40,614,814 and $12,871,828, respectively. Interest income recognized on impaired loans was not material for the year ended December 31, 2003. For the years ended December 31, 2005 and 2004, interest income recognized on impaired loans during the time such loans were considered to be impaired was approximately $2,122,000 and $388,000, respectively.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE E - BANK PREMISES AND EQUIPMENT

Premises and equipment at December 31 are summarized as follows:

	2005	2004
Land	$5,133,362	$5,061,116
Leasehold improvements	261,908	243,908
Equipment and fixtures	7,620,929	7,555,786
Buildings	11,837,560	10,402,145
Construction in progress	293,437	1,880,460

	25,147,196	25,143,415
Less accumulated depreciation and amortization	6,167,620	4,982,576

	$18,979,576	$20,160,839

Depreciation and amortization expense for the years ended December 31, 2005, 2004 and 2003 amounted to $1,227,730, $1,206,581 and $865,529, respectively.

NOTE F - DEPOSITS

At December 31, 2005, the scheduled maturities of time deposits (in thousands) are as follows:

2006	$217,301
2007	56,648
2008	18,119
2009	1,267
2010	326
Thereafter	102

$293,763

NOTE G - BORROWINGS

Short-term borrowings includes FHLB advances with original maturities of less than one year, as well as of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date. Short-term FHLB advances are included in the summary presented below under “Federal Home Loan Bank Advances.” Additional information regarding federal funds purchased and securities sold under agreements to repurchase at December 31, 2005 and 2004 and for the years then ended is summarized below:

	2005	2004	2003
Outstanding balance at December 31	$3,973,830	$3,951,860	$15,445,258

Year-end weighted average rate	2.08%	0.94%	0.46%

Daily average outstanding during the year	$4,526,623	$4,525,022	$9,081,381

Average rate for the year	2.05%	1.14%	1.69%

Maximum outstanding at any month-end during the year	$6,293,272	$7,137,004	$15,445,258

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE G - BORROWINGS (Continued)

Federal Home Loan Bank Advances

Pursuant to collateral agreements with the FHLB, advances are collateralized by all the Company’s FHLB stock, qualifying first mortgage loans, qualifying multi-family first mortgage loans, qualifying home equity loans, qualifying commercial loans and investment securities. At December 31, 2005, the balance of qualifying first mortgage loans was approximately $20.2 million, the balance of qualifying multi-family first mortgage loans was approximately $5.7 million, the balance of qualifying home equity loans was $7.0 million and the balance of qualifying commercial loans was $3.8 million. These agreements with the FHLB provide for lines of credit up to 20% of Catawba Valley Bank’s assets and 15% of First Gaston Bank’s assets.

Advances from the Federal Home Loan Bank of Atlanta consist of the following at December 31, 2005 and 2004:

Maturity	Interest Rate	2005	2004
01/18/2005	1.48%	$—	$5,000,000
02/07/2005	2.21%	—	1,500,000
03/17/2005	6.60%	—	2,000,000
03/28/2005	2.06%	—	6,000,000
04/21/2005	2.18%	—	3,000,000
05/10/2005	2.62%	—	5,000,000
07/05/2005	1.73%	—	2,000,000
11/09/2005	2.28%	—	4,000,000
03/28/2006	4.01%	3,000,000	—
09/21/2006	4.43%	3,000,000	—
11/09/2006	4.44%	5,500,000	—
11/16/2009	3.93%	—	3,000,000
03/17/2010	5.71%	1,000,000	1,000,000
05/19/2010	3.87%	5,000,000	—
01/12/2011	4.68%	1,000,000	1,000,000
02/01/2011	4.73%	7,000,000	7,000,000
05/02/2011	4.16%	1,000,000	1,000,000
09/04/2012	3.26%	—	5,000,000
08/27/2018	6.15%	563,060	587,315

		$27,063,060	$47,087,315

At December 31, 2005, the Company, through its bank subsidiaries, had an additional $93,643,698 of credit available from the Federal Home Loan Bank and available lines of credit totaling $25,500,000 from correspondent banks.

Junior Subordinated Deferrable Interest Debentures

Information regarding Junior Subordinated Deferrable Interest Debentures, which are included in long-term debt in the accompanying consolidated balance sheets, is presented in Note J.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE H - LEASES

The Company’s subsidiary, Catawba Valley Bank, has entered into noncancelable operating leases for a branch location that expires in 2010 (with one five-year renewal option), a branch location that expires in 2008 (with one five-year renewal option), land for a branch location that expires in 2006 (with one three-year renewal option) and a branch building that expires in 2023 (with two five-year renewal options). The Company’s subsidiary, First Gaston Bank, has a non-cancelable operating lease for a branch location that expires in 2009 (with one 5-year renewal option). Integrity Securities, a wholly owned subsidiary of the Company, has a location leased that expires in 2006 (with two 2-year renewal options). Future minimum lease payments under these leases for years subsequent to December 31, 2005 are as follows.

2006	$344,113
2007	331,039
2008	335,652
2009	322,189
Thereafter	2,243,518

$3,576,511

Total rental expense related to the operating leases was $269,718, $219,734 and $244,548 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE I - EMPLOYEE BENEFIT PLANS

Deferred Compensation and Life Insurance

In 1999, the Company’s subsidiary, First Gaston Bank, adopted a deferred compensation plan, which supersedes a 1996 plan, to provide future compensation upon retirement for the president. Under plan provisions, aggregate annual payments projected to range from $44,838 to $68,674 are payable for 10 years, generally beginning at age 65. Liability accrued for compensation deferred under the plan amounts to $426,703 and $389,204 at December 31, 2005 and 2004, respectively.

First Gaston Bank is the owner and beneficiary of a life insurance policy designed to fund the deferred compensation liability. The policy’s cash value totaled $863,342 and $839,091 at December 31, 2005 and 2004, respectively.

Split-Dollar Life Insurance

During 2003 and 2002, the Company entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers. Under these agreements, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from insurance contracts, which are written with different carriers, with the designated beneficiaries of the officers. The death benefit to the officers’ beneficiaries is a multiple of base salary at the time of the agreements. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

Defined Contribution Plan

Both Catawba Valley Bank and First Gaston Bank sponsor a contributory profit-sharing plan which provides for participation by substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plans provide for employee contributions up to 15% of the participant’s annual salary and an employer contribution of up to 100% matching of the first 6% of pre-tax salary contributed by each participant. The Banks may make additional discretionary profit sharing contributions to the plan on behalf of all participants. Amounts deferred above the first 6% of salary are not matched by the Banks. Expenses related to these plans for the years ended December 31, 2005, 2004 and 2003 were $250,003, $335,080 and $266,888, respectively.

Stock Option Plans

The Company has an incentive stock option plan (the “Employee Plan”) which is intended to attract and induce continued employment of key employees and to provide them an opportunity to acquire a proprietary interest in the Company and to align their long-term interests with that of the stockholders. Non-employee directors do not participate in the Employee Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company’s common stock on the date the option is granted. These qualified options have a vesting schedule which provides that 20% of the options granted will vest on the first annual anniversary of the date of the grant and 20% will vest on each subsequent annual anniversary date, so that the options will be completely vested at the end of five years after the date of grant. Options under the Employee Plan expire ten years after the grant date.

The Company also has a nonqualified stock option plan for directors (the “Director Plan”) which is intended to attract capable individuals to serve on the Boards of Directors of the Company and its bank subsidiaries. Employee directors do not participate in the Director Plan. The exercise price of each share of common stock covered by an option is equal to the fair market value per share of the Company’s common stock on the date the option is granted. Options under the Director Plan fully vest at the date of grant and expire ten years after the grant date.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE I - EMPLOYEE BENEFIT PLANS (Continued)

Stock Option Plans (Continued)

A summary of the transactions for the Company’s option plans as of and for the years ended December 31, 2005, 2004 and 2003, which reflects all stock dividends and stock splits to date, is as follows:

	Shares Available for Future Grants	Outstanding Options
		Number Outstanding	Weighted Average Exercise Price
At December 31, 2002	102,558	601,258	$9.80
Options granted	(48,000)	48,000	17.17
Plan amendment	—	—	—
Options exercised	—	(50,165)	10.09
Options expired and forfeited	4,150	(4,150)	11.56
10% Stock dividend	5,455	61,271	—

At December 31, 2003	64,163	656,214	9.39
Options granted	(41,000)	41,000	17.95
Plan amendment	250,000	—	—
Options exercised	—	(178,823)	8.47
Options expired and forfeited	19,509	(19,509)	14.32
Prior period forfeitures	24,919	(24,919)	—
Adjustment to options expired and forfeited	—	(5,249)	—

At December 31, 2004	317,591	468,714	11.01
Options granted	—	—	—
Plan amendment	—	—	—
Options exercised	—	(161,899)	8.80
Options expired and forfeited	25,144	(25,144)	14.90
11-for-10 stock split	31,758	46,872	—

At December 31, 2005	374,493	328,543	$10.32

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2004 and 2003: dividend yield of .89% and .91%; expected volatility of 12.9% and 13.5%; risk free interest rate of 3.95% and 1.15%; and weighted average expected lives of seven years.

Additional information relating to the plans as of December 31, 2005 is detailed below:

Outstanding options: Range of Exercise Prices	Number Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Life in Years
$5.92 – 11.00	166,629	$7.96	1.64
$11.01 – 17.64	161,914	12.76	5.26

Total	328,543	$10.32	3.43

Exercisable options: Exercise Prices	Outstanding	Exercise Price
$5.92 – 11.00	166,363	$7.96
$11.01 – 17.64	119,982	11.86

Total	286,345	$9.59

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE J - JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

In 2004, the Company adopted FIN 46R, with no restatement of prior periods, resulting in the deconsolidation of Catawba Valley Capital Trust I and Catawba Valley Capital Trust II (the “Trusts”), which were created for the sole purpose of issuing trust preferred securities. The implementation of FIN 46R resulted in the Company’s $310,000 investment in the common equity of the Trusts being included in the consolidated balance sheets as other assets with a corresponding increase in long term debt. The Company is now recording greater interest expense and income received from the Trusts with no effect on net income. The income and interest expense received from and paid to the Trusts, respectively, is being included in the consolidated statements of income and comprehensive income as other non-interest income and expense. The increases to other non-interest income and expense would have been $578,302 for the year ended December 31, 2003 had FIN 46R implemented on January 1, 2002.

The Company has Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debentures”) outstanding. The Junior Subordinated Debentures were issued from funds invested from the sale of trust preferred securities by Catawba Valley Capital Trust I and Catawba Valley Capital Trust II, both of which are wholly owned by the Company.

On December 20, 2002, Catawba Valley Capital Trust I (“Trust I”) and Catawba Valley Capital Trust II (“Trust II”) each issued $5 million of preferred securities. The preferred securities issued by Trust I pay cumulative cash distributions quarterly at a rate equal to the three-month LIBOR plus 335 basis points. The preferred securities issued by Trust II pay cumulative cash distributions quarterly at a rate of 6.85%. The dividends paid to holders of the preferred securities, which are recorded as interest expense, are tax deductible for income tax purposes. The preferred securities are redeemable on December 20, 2007. Redemption is mandatory at December 30, 2032.

The proceeds of the preferred securities were invested by Trust II in $5 million principal amount of 6.85% junior subordinated debentures of the Company due December 30, 2032. The Company fully and unconditionally guarantees the preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indentures of the Company. The preferred securities qualify as Tier I capital for regulatory capital purposes.

A description of the Junior Subordinated Debentures securities outstanding is as follows:

Issuing Entity	Date of Issuance	Shares Issued	Interest Rate	Maturity Date	Principal Amount
					2005	2004
Catawba Valley
Capital Trust I	12/20/2002	5,000	Floating	12/30/2032	$5,155,000	$5,155,000
Catawba Valley
Capital Trust II	12/20/2002	5,000	6.85	12/30/2032	$5,155,000	$5,155,000

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE K - OFF-BALANCE SHEET RISK

The Company’s wholly owned bank subsidiaries are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Banks upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amount of the Banks’ exposure to off-balance sheet risk as of December 31, 2005 is as follows:

Financial instruments whose contract amounts represent credit risk (dollars in thousands):

Undisbursed lines of credit	$115,291
Standby letters of credit	1,686
Commitments to purchase or build	500

NOTE L - INCOME TAXES

Allocation of federal and state income tax expense between current and deferred portions for the years ended December 31 is as follows:

	2005	2004	2003
Current	$2,395,087	$1,863,713	$2,045,761
Deferred	(32,863)	(1,694,234)	277,146

	$2,362,224	$169,479	$2,322,907

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE L - INCOME TAXES (Continued)

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the consolidated statements of operations is as follows:

	2005	2004	2003
Tax at statutory federal rate	$2,402,147	$572,231	$2,392,506
State income tax, net of federal benefit	163,980	151,893	320,174
Non-taxable interest	(234,086)	(421,416)	(541,131)
Other	30,183	(133,229)	151,358

	$2,362,224	$169,479	$2,322,907

The components of the net deferred tax asset (liability), included in other assets (other liabilities), are as follows:

	2005	2004	2003
Deferred tax assets:
Allowance for loan losses	$3,211,326	$3,839,287	$2,147,029
Unrealized investment loss	666,023	—	—
Deferred compensation	173,601	150,038	124,676
Other	114,532	35,519	90,679

Total deferred tax assets	4,165,482	4,024,844	2,362,384

Deferred tax liabilities:
Depreciation	638,273	924,561	897,003
Unrealized investment gain	—	36,749	369,463
Intangible assets	693,692	809,307	924,922
Other	155,357	311,704	255,420

Total deferred tax liabilities	1,487,322	2,082,321	2,446,808

Net deferred tax asset (liability)	$2,678,160	$1,942,523	$(84,424)

NOTE M - REGULATORY RESTRICTIONS

The Company (on a consolidated basis) and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Banks’ financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE M - REGULATORY RESTRICTIONS (Continued)

The Banks, as North Carolina banking corporations, may pay cash dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure a bank’s financial soundness.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005 and 2004, that the Company and the Banks met all capital adequacy requirements to which they are subject.

As of July 28, 2005, the most recent notification from the Federal Deposit Insurance Corporation (“FDIC”), First Gaston Bank was considered well capitalized. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the most recent notification from the FDIC that management believes have changed First Gaston Bank’s capital category. In the notification, dated July 29, 2005, Catawba Valley Bank was categorized as adequately capitalized under the regulatory framework for prompt corrective action. Since the most recent notification from the FDIC, management has taken steps to restore Catawba Valley Bank to well capitalized (See Note R). The Company’s and the Banks’ actual capital amounts and ratios as of December 31, 2005 and 2004 are presented in the following table:

			Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
	(Dollars in thousands)
December 31, 2005:
Total Capital to Risk
Weighted Assets:
Consolidated	$67,480	12.21%	$44,216	8.00%	$	N/A	N/A
Catawba Valley Bank	41,354	10.95%	30,212	8.00%		37,765	10.00%
First Gaston Bank	21,318	11.19%	15,235	8.00%		19,044	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Consolidated	59,451	10.76%	22,108	4.00%		N/A	N/A
Catawba Valley Bank	36,610	9.69%	15,106	4.00%		22,659	6.00%
First Gaston Bank	18,969	9.96%	7,618	4.00%		11,427	6.00%

Tier 1 Capital to
Average Assets:
Consolidated	59,451	8.84%	26,910	4.00%		N/A	N/A
Catawba Valley Bank	36,610	8.38%	17,484	4.00%		21,855	5.00%
First Gaston Bank	18,969	9.03%	8,399	4.00%		10,499	5.00%

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE M - REGULATORY RESTRICTIONS (Continued)

	Amount	Ratio	Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
			Amount	Ratio	Amount		Ratio
	(Dollars in thousands)
December 31, 2004:
Total Capital to Risk
Weighted Assets:
Consolidated	$62,753	11.23%	$44,692	8.00%	$	N/A	N/A
Catawba Valley Bank	37,782	9.74%	31,032	8.00%		38,790	10.00%
First Gaston Bank	18,934	11.32%	13,379	8.00%		16,723	10.00%

Tier 1 Capital to Risk
Weighted Assets:
Consolidated	53,348	9.55%	22,346	4.00%		N/A	N/A
Catawba Valley Bank	32,983	8.48%	15,516	4.00%		23,274	6.00%
First Gaston Bank	16,842	10.07%	6,689	4.00%		10,034	6.00%

Tier 1 Capital to
Average Assets:
Consolidated	53,348	8.17%	26,133	4.00%		N/A	N/A
Catawba Valley Bank	32,893	7.53%	17,484	4.00%		21,855	5.00%
First Gaston Bank	16,842	8.02%	8,399	4.00%		10,499	5.00%

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments include cash and due from banks, interest-earning deposits with banks, federal funds sold, investment securities, loans, factored accounts receivable, stock in the Federal Home Loan Bank of Atlanta, deposit accounts and borrowings, which consist of Federal Home Loan Bank advances, securities sold under agreement to repurchase, federal funds purchased, and junior subordinated debentures. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Interest-Earning Deposits With Banks, and Federal Funds Sold

The carrying amounts for cash and due from banks, interest-earning deposits with banks, and federal funds sold approximate fair value because of the short maturities of those instruments.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans

For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Factored Accounts Receivable

The fair values for factored accounts receivable are estimated using a discounted cash flow analysis using yield rates computed on transactions with similar arrangements.

Stock in Federal Home Loan Bank of Atlanta

The fair value FHLB stock approximates carrying value, based on the redemption provisions of the Federal Home Loan Bank.

Bank Owned Life Insurance

The investment in bank owned life insurance represents the cash value of the policies at December 31, 2005 and 2004. The rates are adjusted annually thereby minimizing market fluctuations.

Deposits

The fair value of non-interest bearing demand, money market, NOW and savings deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

Borrowings

The fair values are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE N - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Financial Instruments with Off-Balance Sheet Risk

With regard to financial instruments with off-balance sheet risk discussed in Note K, it is not practicable to estimate the fair value of future financing commitments.

The carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2005 and 2004:

	2005		2004
	Carrying value	Estimated fair value	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$18,766	$18,766	$19,377	$19,377
Securities available for sale	84,736	84,736	86,853	86,853
Securities held to maturity	3,850	3,970	4,091	4,273
Stock in the Federal Home Loan Bank	2,542	2,542	3,372	3,372
Bank owned life insurance	9,936	9,936	9,600	9,600
Loans	494,521	492,715	490,265	491,186
Factored accounts receivable	2,293	2,293	2,876	2,876

Financial liabilities:
Deposits	550,696	550,808	538,229	538,753
Borrowings	41,347	40,632	61,349	61,133

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE O - PARENT COMPANY FINANCIAL DATA

The following is a summary of the condensed financial statements of Integrity Financial Corporation as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003:

Condensed Balance Sheets

December 31, 2005 and 2004

	2005	2004
	(Dollars in thousands)
Assets
Cash and due from banks	$569	$—
Investments	9	—
Investment in subsidiaries	73,861	69,790
Bank premises and equipment	2,466	3,031
Other assets	886	571

Total assets	$77,791	$73,392

Liabilities and Stockholders’ Equity
Liabilities:
Other liabilities	$—	$329
Junior subordinated debentures	10,310	10,310

Total liabilities	10,310	10,639

Stockholders’ equity:
Common stock	5,291	4,664
Additional paid in capital	57,798	56,045
Retained earnings, substantially restricted	5,438	2,034
Accumulated other comprehensive income	(1,046)	10

Total stockholders’ equity	67,481	62,753

Total liabilities and stockholders’ equity	$77,791	$73,392

Condensed Statements of Operations

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(Dollars in thousands)
Equity in earnings of subsidiaries	$5,432	$2,614	$4,992
Management fees	4,797	3,565	2,125
Interest expense Preferred Trust	(684)	(593)	(589)
Compensation and employee benefit	(1,912)	(1,741)	(662)
Occupancy and equipment	(1,015)	(892)	(119)
Professional fees	(911)	(528)	(362)
Stationery, printing and supplies	(100)	(116)	(33)
Advertising and business promotion	(37)	(196)	(226)
Other expense	(1,241)	(1,151)	(596)
Income tax benefit	374	552	184

Net income	$4,703	$1,514	$4,714

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE O - PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Cash Flows

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income	$4,703	$1,514	$4,714
Depreciation	419	402	(67)
Equity in earnings of subsidiaries	(5,123)	(2,614)	(4,992)
Net losses on sales of fixed assets	124	—	—
(Increase) decrease in other assets	167	829	(1,395)
Increase (decrease) in other liabilities	(329)	(192)	558

Net cash used by operating activities	(39)	(61)	(1,182)

Cash Flows from Investing Activities:
Purchases of premises and equipment	(89)	(129)	(1,911)
Purchases of investments	(9)	—	—
Investment in subsidiaries	—	—	(1,000)
Proceeds from sales of fixed assets	111	—	—
Proceeds from subsidiary stock purchase	—	—	4,590

Net cash provided (used) by investing activities	13	(129)	1,679

Cash Flows from Financing Activities:
Junior subordinated debentures issued to subsidiaries	—	—	300
Cash paid for dividends	(801)	(747)	(662)
Cash paid for fractional shares	(22)	—	(12)
Purchase of outstanding common stock	—	(1,201)	(1,499)
Proceeds from issuance of common stock	1,418	1,062	524

Net cash provided (used) by financing activities	595	(886)	(1,349)

Increase (decrease) in cash and cash equivalents	569	(1,076)	(852)

Cash and cash equivalents, beginning	—	1,076	1,928

Cash and cash equivalents, ending	$569	$—	$1,076

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE P - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

	2005	2004	2003
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$15,641,188	$12,756,228	$11,766,551
Income taxes	1,302,067	663,399	2,226,567

Supplemental Disclosure of Noncash Investing and Financing Activities:
Transfer of loans to foreclosed real estate	$736,340	$2,904,473	$1,688,974
Change in unrealized gain on available-for-sale securities, net of tax	1,056,997	(716,476)	(534,378)

Common stock distributed as a dividend:
Common stock	$—	$—	$413,914
Additional paid in capital	—	—	7,264,191

Fair value of stock dividend	$—	$—	$7,678,105

Transfer of securities classified as available for sale to held to maturity	$—	$—	$2,758,300
Tax benefit from the exercise of of non-qualified options	$486,475	$243,664	$50,416
Adjustment to goodwill and to other assets regarding the Community Bancshares acquisition	—	—	220,316

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE Q - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table sets forth, for the periods indicated, selected information from our consolidated quarterly financial information. This information is derived from our unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods.

	Year Ended December 31, 2005
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Interest income	$10,284	$9,974	$9,501	$9,159
Interest expense	4,596	4,145	3,769	3,463

Net interest income	5,688	5,829	5,732	5,696
Provision for loan losses	981	366	32	—

Net interest income after provision for loan losses	4,707	5,463	5,700	5,696
Non-interest income	1,178	1,332	1,293	1,018
Non-interest expense	4,805	5,647	4,705	4,166

Income before income taxes	1,080	1,148	2,288	2,548
Income taxes	354	328	806	873

Net income	$726	$820	$1,482	$1,675

Net income per share:
Basic	$0.14	$0.16	$0.28	$0.31
Diluted	0.13	0.15	0.27	0.30
Common stock:
Price:
High	$21.00	$24.00	$22.38	$18.35
Low	19.55	19.92	17.51	13.83

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE Q - QUARTERLY FINANCIAL INFORMATION (Continued)

	Year Ended December 31, 2004
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands, except per share data)
Interest income	$8,937	$8,924	$7,563	$7,493
Interest expense	3,207	3,389	2,821	2,871

Net interest income	5,730	5,535	4,742	4,622
Provision for loan losses	1,337	4,485	331	305

Net interest income after provision for loan losses	4,393	1,050	4,411	4,317
Non-interest income	1,155	1,047	1,462	1,611
Non-interest expense	5,442	4,042	3,973	4,306

Income before income taxes	106	(1,945)	1,900	1,622
Income taxes (benefit)	(86)	(823)	574	504

Net income	$192	$(1,122)	$1,326	$1,118

Net income per share:
Basic	$0.04	$(0.19)	$0.24	$0.20
Diluted	0.04	(0.19)	0.23	0.20
Common stock:
Price:
High	$18.86	$17.27	$16.36	$16.36
Low	16.82	15.59	15.12	12.73

NOTE R - MEMORANDUM OF UNDERSTANDING

On July 28, 2005, the Board of Directors of Catawba Valley Bank entered into a Memorandum of Understanding with the FDIC and the North Carolina Commissioner of Banks as a result of the joint examination by the FDIC and the North Carolina Commissioner’s Office as of January 18, 2005. The Memorandum of Understanding sets forth certain actions required to be taken by management of Catawba to rectify unsatisfactory conditions identified by the federal and state banking regulators. The primary issues to be addressed by management relate to Catawba’s lending function, including conducting extensive loan risk rating reviews; addressing problem loans and enhancing the credit administration department; developing specific plans and proposals for classified credit relationships; improving loan documentation, policies and procedures; correcting all known violations of laws, rules and regulations; and developing capital and strategic plans for Catawba.

The Board of Directors of Catawba believes that implementation of the provisions of the Memorandum of Understanding will be beneficial to Catawba’s future operations and has agreed with the regulators to cause management to move in good faith for a complete and timely response to the elements of the Memorandum.

As required every ninety days, a progress report has been filed with the FDIC outlining the procedures that have been taken to improve the bank’s loan quality.

INTEGRITY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE S - PENDING MERGERS

On September 18, 2005, the Company and FNB Corp. of Asheboro, NC announced the signing of a definitive agreement to merge whereby the Company would be merged into FNB Corp. The merger of the Company and FNB Corp. is subject to approval by federal and state banking authorities and appropriate shareholder approvals. It is anticipated that this transaction will be completed during the second quarter of 2006.

One of the conditions of the above pending merger is to merge the state charters of First Gaston Bank and Catawba Valley Bank. This merger has been approved by the regulatory agencies and was completed on January 5, 2006. Upon the merger of the Company’s two wholly owned bank subsidiaries, First Gaston Bank has continued to operate under the First Gaston name, and Catawba Valley Bank and Northwestern Bank have continued to operate under their respective names, but as divisions of First Gaston Bank.

NOTE T - COMMITMENTS AND CONTINGENCIES

The Registrant, its wholly owned subsidiary, Catawba Valley Bank and its President and Chief Executive Officer, W. Alex Hall, Jr., have been named as defendants in an action brought before the Catawba County Superior Court (Hickory, North Carolina). The action was commenced on September 30, 2005 by Joe I. Marshall, Jr., the sole plaintiff in the action. Mr. Marshall served as President and Chief Executive Officer of Catawba Valley Bank from February 2, 2005 until termination of his employment on August 18, 2005. The plaintiff has alleged various claims concerning his discharge from employment with Catawba Valley Bank and is seeking relief in the form of compensatory damages of $614,594 and punitive and treble damages in excess of $10,000. The Company’s management believes its actions in terminating Mr. Marshall’s employment were justified, and intends to vigorously defend its position. However, the amount of any potential loss is not presently determinable.

The nature of the business of Integrity’s banking and other subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of Integrity are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities, if any, arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of Integrity Financial Corporation.